UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2006

MGN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-50919
(Commission File Number)

N/A
(IRS Employer Identification No.)

314-837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604)-642-6410

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 23, 2006, effective as of January 2, 2006, we entered into a stock option agreement with Alessandra Bordon, a director of our company, granting her the right to purchase a total of 125,000 shares of our common stock, at an exercise price of $2.00 per share, exercisable until January 2, 2011. The options vest in accordance with the vesting schedule set out in the stock option agreement, the form of which is attached hereto as exhibit 10.1.

Item 3.02.  Unregistered Sales of Equity Securities.

On January 23, 2006, effective as of January 2, 2006, we granted stock options to one of our directors entitling her to purchase a total of 125,000 shares of our common stock at an exercise price of $2.00 per share, exercisable until January 2, 2011. The options are subject to vesting provisions as set forth in the stock option agreement. We issued the securities relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, by issuing such options to a non U.S. person (as defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction.

Item 9.01.  Financial Statements and Exhibits.

10.1   Form of Stock Option Agreement dated January 2, 2005, between our company and Alessandra Bordon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES, INC.

By:/s/ Mark Jensen

Mark Jensen
Title: President and Chief Executive Officer
Date: January 31, 2006